UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2024

Central Index Key Number of the issuing entity: 0001678740

Morgan Stanley Capital I Trust 2016-UBS11

(Exact name of Issuing Entity)

Central Index Key Number of the Registrant: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541886

UBS Real Estate Securities Inc.

Central Index Key Number of the sponsor: 0001089877

KeyBank National Association

Central Index Key Number of the sponsor: 0001542256

Natixis Real Estate Capital LLC

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-206582-03	38-4006892 38-4006893 38-7145167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 6 – Asset-Backed Securities

Item 6.02 – Change of Servicer or Trustee.

Effective as of April 9, 2024, Greystone Servicing Company LLC (“Greystone”), a Delaware limited liability company, will act as special servicer for the Morgan Stanley Capital I Trust 2016-UBS11 securitization, replacing CWCapital Asset Management LLC as special servicer for such securitization. Greystone was appointed at the direction of 400 Capital Management LLC, the directing holder under the pooling and servicing agreement for such securitization. As special servicer, Greystone will be responsible for the servicing and administration of the mortgage loans included in the related mortgage pool if they become specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to such mortgage loans when they are not specially serviced.

The principal place of business of Greystone is located at 419 Belle Air Lane, Warrenton, Virginia 20186, and the principal commercial mortgage special servicing offices of Greystone are located at 5221 N. O’Connor Boulevard, Suite 800, Irving, Texas 75039. Greystone, which is wholly owned by Greystone Select Holdings LLC, a Delaware limited liability company, which in turn is (i) 60% indirectly owned by Stephen Rosenberg, as sole Trustee and Beneficiary of SR 2019 Revocable Trust and by the Stephen Rosenberg 2020 Descendants Trust, and (ii) 40% indirectly owned by Cushman & Wakefield through Cushman Wakefield Greystone LLC, provides primary and special loan servicing for third party portfolio owners, commercial mortgage-backed securities trusts, government agencies, collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”).

Greystone has a special servicer rating of CSS2+ from Fitch Ratings, Inc., and a special servicer rating of MOR CS1 from DBRS Morningstar. Greystone is also on the S&P Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P.

As of February 29, 2024, Greystone was the named special servicer for approximately 68 transactions representing approximately 2,075 first mortgage loans, with an aggregate stated principal balance of approximately $27.7 billion. Of those 68 transactions, 48 are commercial mortgage-backed securities transactions representing approximately 1,289 first mortgage loans, with an aggregate stated principal balance of approximately $21.8 billion. The remaining twenty transactions are made up of three CLOs, two SASBs, twelve SBL Freddie Mac and three K-series Freddie Mac securitizations. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States. With respect to such transactions as of such date, Greystone was administering approximately 47 active specially serviced assets with a stated principal balance of approximately $1.1 billion. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since 2002, and through February 29, 2024, Greystone (including C-III Asset Management LLC (“C-III”) and its predecessor entities, which was acquired by a Greystone affiliate as of January 1, 2020, and the assets of which were subsequently transferred to Greystone as of August 26, 2020) has resolved or participated in the resolution of 4,738 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $59.6 billion.

Greystone has detailed policies, operating procedures and controls across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Greystone servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. Greystone also has a formal disaster recovery and business continuity plan, which is reviewed annually. In the past three years there have not been any material changes to Greystone’s policies and procedures relating to the servicing function Greystone will perform under the MSC 2016-UBS11 pooling and servicing agreement for assets of the same types as are included in this transaction.

Greystone will not have primary responsibility for custody services of original documents evidencing the mortgage loans. Greystone may from time to time have custody of certain of such documents as necessary for enforcement actions involving a mortgage loan or otherwise. To the extent that Greystone has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the MSC 2016-UBS11 pooling and servicing agreement and the servicing standard thereunder.

There are, to the current actual knowledge of Greystone, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the MSC 2016-UBS11 pooling and servicing agreement, and Greystone’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by Greystone in connection with special servicing of commercial mortgage-backed securitization pools generally.

Greystone has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which Greystone was acting as special servicer as a result of any action or inaction of Greystone as special servicer, including as a result of Greystone’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Greystone does not believe that its financial condition will have any adverse effect on the performance of its duties under the MSC 2016-UBS11 pooling and servicing agreement, and therefore Greystone believes its financial condition will not have a material impact on pool performance or performance of the MSC 2016-UBS11 Certificates.

Greystone (including C-III and its predecessor entities as described above) has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that were serviced by Greystone as special servicer in commercial mortgage-backed securities transactions from 2022 through February 29, 2024.

Portfolio Size–CMBS Special Servicing	2022	2023	2/29/2024
Total	$1.1 billion	$1.0 billion	$1.1 billion

Greystone may enter into one or more arrangements with a Controlling Class Certificateholder, or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, Greystone’s appointment as special servicer under the MSC 2016-UBS11 pooling and servicing agreement and/or any related co-lender agreement.

Greystone does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, Greystone may have the right or may be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

Greystone occasionally engages consultants to perform property inspections on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

From time to time, Greystone is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Greystone does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the MSC 2016-UBS11 pooling and servicing agreement. There are currently no legal proceedings pending against Greystone, or to which any property of Greystone is subject, that are material to the Certificateholders, and Greystone has no actual knowledge of any proceedings contemplated by governmental authorities.

Greystone is not an affiliate of the depositor, trustee, master servicer, certificate administrator or the operating advisor.

Neither Greystone nor any of its affiliates will retain any Certificates issued by the MSC 2016-UBS11 trust or any other economic interest in this securitization (although for the avoidance of doubt, Greystone will be entitled to special servicing fees and certain other fees and compensation under the MSC 2016-UBS11 pooling and servicing agreement). However, Greystone or its affiliates may, from time to time, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Jane Lam
Name: Title:	Jane Lam President

Dated: April 9, 2024